COMMON STOCK PURCHASE AGREEMENT

     THIS COMMON STOCK PURCHASE AGREEMENT is entered into the 17th day of June, 2004 (the "Agreement"), by and among the seller listed on
Schedule 1.1 (the "Seller"), the purchasers listed on Schedule 1.1 (the "Purchasers") and Email Real Estate.com, Inc., a Colorado corporation ("EMLR" or the "Company"). Certain capitalized terms are defined in
Section 9.12.

     WHEREAS, the Seller owns an aggregate of 22,000,000 shares (the "Shares") of common stock, par value $.001 per share of the Company (the "Common Stock") representing approximately 88 percent of the issued and outstanding shares of Common Stock of the Company; and

     WHEREAS, the Purchasers desire to purchase from the Seller, and the Seller desires to sell to the Purchasers, a portion of the Shares (the "Purchased Shares") and desires for the Seller to forfeit and deliver to the Company's treasury a portion of the Shares (the "Canceled Shares"), subject to adjustment in accordance with the formula set forth on
Schedule 1.2 and the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement, the Purchasers and the Seller agree as follows:


                               ARTICLE 1
                SALE AND/OR CANCELLATION OF THE SHARES

     Section 1.1 Sale of the Shares. Subject to the terms and conditions set forth in this Agreement, Seller agrees to (a) sell, transfer and assign to the Purchasers and the Purchasers agree to purchase from the Seller the Purchased Shares, for an aggregate purchase price of $388,888.88 (the "Purchase Price") and (b) forfeit and deliver to the Company's treasury the Canceled Shares. The precise number of Shares constituting the Purchased Shares and the Canceled Shares shall be determined in accordance with Schedule 1.2.

     Section 1.2 Allocation of the Shares. The proportion of the Purchased Shares purchased and the Purchase Price to be paid, by each Purchaser is set forth on Schedule 1.1 attached hereto.


                               ARTICLE 2
                         CLOSING AND DELIVERY

     Section 2.1 Closing Date. Upon the terms and subject to the conditions set forth herein, the consummation of the purchase and sale of the Purchased Shares (the "Closing") shall be held at such date (the "Closing Date") and time as determined at the mutual discretion of the Seller and the Purchasers; provided, however, that the Closing shall occur no later than 30 days after the conditions precedent contained in
Article 7 herein have been satisfied (which the parties hereto agree shall not be later than July 31, 2004 unless extended as provided for herein). The Closing shall take place at the offices of Feldman Weinstein LLP, located at 420 Lexington Avenue, Suite 2620, New York, NY 10170, or by the exchange of documents and instruments by mail, courier, telecopy and wire transfer to the extent mutually acceptable to the parties hereto.

     Section 2.2  Delivery at Closing. At the Closing:

     (a) The Seller shall deliver to the Escrow Agent stock certificates representing the Shares, duly endorsed for transfer to the Purchasers or


Company, as applicable, and accompanied by, (i) if required by the Company's transfer agent, an opinion of counsel reasonably acceptable to the Company, the Purchasers and the Company's transfer agent and (ii) stock powers or other instruments of transfer duly executed to the Purchasers, and with all requisite documentary or transfer tax stamps affixed; and

     (b) The Purchasers shall transfer the aggregate Purchase Price to the Escrow Agent in the form of certified bank check or wire transfer pursuant to the instructions on Schedule 1.1.

     Section 2.3 Escrow. Subject to the terms and conditions set forth herein, Seller, Purchasers, the Company and Adorno and Yoss PA, 350 Las Olas Blvd., Suite 1700, Ft. Lauderdale, Fl. (the "Escrow Agent") upon execution and delivery hereof, shall enter into that certain escrow agreement, substantially in the form of Exhibit B annexed hereto, providing that the Shares and the Purchase Price shall be held in escrow by the Escrow Agent and released as described in more detail in such agreement (the "Escrow Agreement").


                               ARTICLE 3
        REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY

     Except as set forth under the corresponding section of the disclosure schedules (the "Disclosure Schedules") attached hereto as Exhibit A, Seller and the Company jointly and severally represent and warrant to the Purchasers that:

     Section 3.1 Existence and Power. EMLR is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. EMLR has heretofore delivered to the Purchasers true and complete copies of the Articles of Incorporation, as amended, and By-laws, each as currently in effect.

     Section 3.2 Authorization; No Agreements. The execution, delivery and performance by Seller of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby are within the Seller's powers. This Agreement has been duly and validly executed and delivered by the Seller and is a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms. The execution, delivery and performance by the Seller of this Agreement does not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the Seller. The Seller is not a party to any agreement, written or oral, creating rights in respect of any of such Shares in any third party or relating to the voting of the Shares. Seller is the lawful owner of the Shares, free and clear of all security interests, liens, encumbrances, equities and other charges. Seller further represents that it does not beneficially own any options or warrants or other rights to purchase shares of Common Stock. There are no outstanding or authorized options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements of any character, contingent or otherwise, providing for the purchase, issuance or sale of any of the Shares, or any arrangements that require or permit any of the Shares to be voted by or at the discretion of anyone other than the Seller, and there are no restrictions of any kind on the transfer of any of the Shares other than (a) restrictions on transfer imposed by the Securities Act of 1933, as amended (the "Securities Act") and (b) restrictions on transfer imposed by applicable
state securities or "blue sky" laws.   Seller acquired the Shares on
April 10, 2000.



     Section 3.3  Capitalization.

     (a) The number of shares and type of all authorized, issued and outstanding capital stock of the Company is set forth in the Disclosure Schedules attached hereto. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassesasable. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with all applicable federal and state securities laws. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated hereby. Except as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and shall not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

     (b) There are no outstanding obligations, contingent or otherwise, of EMLR to redeem, purchase or otherwise acquire any capital stock or other securities of EMLR.

     (c) There are no shareholder agreements, voting trusts or other agreements or understandings to which EMLR or Seller is a party or by which either of them are bound relating to the voting of any shares of the capital stock of EMLR.

     (e) The Shares shall be duly authorized for issuance, when delivered in accordance with the terms of this Agreement, and shall be validly issued, fully paid and non-assessable and the transfer of said Shares shall not be subject to any preemptive or other similar right.

     Section 3.4 Subsidiaries. EMLR's only subsidiary is EMLR Acquisition Corp., a Delaware corporation (the "Subsidiary") which EMLR wholly owns. All of the issued and outstanding shares of capital stock of the Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require EMLR or its Subsidiary to sell, transfer, or otherwise dispose of any capital stock of its Subsidiary or that could require the Subsidiary to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to the Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of the Subsidiary. EMLR and its Subsidiary do not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, limited liability company, joint venture or other non-corporate business enterprise, except as may be required in connection with the merger by and between the Company (or a subsidiary or affiliate of the foregoing) and Hudson Health Sciences, Inc. or other private company ("Private Company") approved in writing by Seller not later than July 31, 2004 (the "Merger").



     Section 3.5  Financial Statements.

     (a) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) of the Exchange Act, since its inception as a public reporting company (the foregoing materials being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Seller has identified and made available to the Purchasers a copy of all SEC Reports filed within the 10 days preceding the date of this Agreement. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

     (b) Except as set forth in its Form 10-KSB for the fiscal year ended February 28, 2004, EMLR has not been engaged in any other business activity since at least February 28, 2003.

     (c) Since the date of the filing of its quarterly report on Form 10-KSB for the period ended February 28, 2004, except as specifically disclosed in the SEC Reports: (i) there has been no event, occurrence or development that has had or that could result in a Material Adverse Effect; (ii) the Company has not incurred any liabilities (contingent or otherwise) or amended of any material term of any outstanding security;
(iii) the Company has not altered its method of accounting or the identity of its auditors; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; (v) the Company has not issued any equity securities to any officer, director or Affiliate of the Company; (vi) the Company has not made any loan, advance or capital contributions to or investment in any Person; (vii) the Company has not entered into any transaction or commitment made, or any contract or agreement entered into, relating to its business or any of its assets (including the acquisition or disposition of, or creation of a lien on, any assets) or any relinquishment by EMLR of any contract or other right; (viii) the Company has not granted any severance or termination pay to any current or former director, officer or employee of EMLR, or increased the benefits payable under any existing severance or termination pay policies or employment agreements or entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of EMLR; (ix) the Company has not established, adopted or amended (except as required by applicable law) any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of EMLR; (x) the Company has not increased the compensation, bonus or other benefits payable or otherwise made available to any current or former director, officer or employee of EMLR; (xi) the Company has not made any tax election or any settlement or compromise of any tax liability, in either case that is material to EMLR or entered into any transaction by the Company not in the ordinary course of business.

     Section 3.6  No Liabilities or Debts.   As of the date of this
Agreement, there are no liabilities or debts of EMLR of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt. The Company is not a guarantor of any indebtedness of any other person, firm or corporation.

     Section 3.7 Litigation. There is no action, suit, investigation, audit or proceeding pending against, or to the best knowledge of EMLR threatened against or affecting, EMLR or any of its assets or properties before any court or arbitrator or any governmental body, agency or official. The Company is not subject to any outstanding judgment, order or decree. Neither the Company, nor any officer, key employee or 5 percent stockholder of the Company in his, her or its capacity as such, is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or any other government agency. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

     Section 3.8 Taxes. (a) EMLR has (i) duly filed with the appropriate taxing authorities all tax returns required to be filed by or with respect to its business, or are properly on extension and all such duly filed tax returns are true, correct and complete in all material respects and (ii) paid in full or made adequate provisions for on its balance sheet (in accordance with GAAP) all Taxes shown to be due on such tax returns. There are no liens for taxes upon the assets of EMLR except for statutory liens for current taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. EMLR has not received any notice of audit, is not undergoing any audit of its tax returns, or has received any notice of deficiency or assessment from any taxing authority with respect to liability for taxes which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by EMLR with respect to any tax returns. EMLR has not filed a request with the Internal Revenue Service for changes in accounting methods within the last three years which change would affect the accounting for tax purposes, directly or indirectly, of its business. EMLR has not executed an extension or waiver of any statute of limitations on the assessment or collection of any taxes due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     Section 3.9 Internal Accounting Controls; Sarbanes-Oxley Act of 2002. To the best of its knowledge, the Company is in compliance with the requirements of the Sarbanes-Oxley Act of 2002 applicable to it as of the date of this Agreement. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-KSB or 10-QSB, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the date of its most recently filed periodic report (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange
Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls. EMLR's auditors, at all relevant times, have been duly registered in good standing with the Public Company Accounting Oversight Board.

     Section 3.10 Solvency; Indebtedness. Based on the financial condition of the Company as of the Closing Date: (i) the fair saleable value of the Company's assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature;
(ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted, including its capital needs taking into account the particular capital requirements of the business conducted by the Company and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one (1) year from the Closing Date. The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments. The Company is not in default with respect to any Indebtedness. At the Closing, there will be no outstanding liabilities, obligations or indebtedness of the Company whatsoever.

     Section 3.11 No Brokers. Other than a finder's fee of $25,000.00 payable by the Sellers to Reich Brothers, Inc. 204 West 55th St., Suite 301, New York, New York 10019 (the "Broker") no brokerage or finder's fees or commissions are or will be payable by the Company or Seller to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause any Purchaser to be liable for any such fees or commissions. The Company and Seller agree that the Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any Person, including, but not limited to the Broker, for fees of the type contemplated by this Section and Seller shall indemnify and hold Purchasers and the Company harmless from any fees, costs or liabilities of any kind incurred by Purchasers in connection therewith. The Seller has received written confirmation from Broker that it is either a broker-dealer registered with the SEC or is exempt from such registration with respect to the fees described above.



     Section 3.12 Disclosure. Except in connection with the Merger, the Company and Seller confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or its agents or counsel with any information that constitutes or might constitute material, nonpublic information concerning the Company. The Company and Seller understand and confirm that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company and Seller acknowledge and agree that the Purchasers have not made, nor are the Purchasers making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

     Section 3.13 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

     Section 3.14 No Conflicts. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company's Certificate or Articles of Incorporation, By-laws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

     Section 3.15 Filings, Consents and Approvals. Neither the Seller nor the Company are required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance of this Agreement.

     Section 3.16 Compliance. The Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body and
(iii) is not and has not been in violation of any statute, rule or regulation of any governmental authority.



     Section 3.17 Transactions With Affiliates and Employees. Except as required to be set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Seller, none of the Affiliates or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     Section 3.18 Assets. Except as set forth in the SEC Reports, the Company has no assets, including, without limitation, goodwill, assets, real property, tangible personal property, intangible personal property, rights and benefits under contracts and cash, as to which there will be no distribution prior to July 31, 2004. All Company leases for real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default).

     Section 3.19 Investment Company/Investment Advisor. The business of the Company does not require it to be registered as an investment company or investment advisor, as such terms are defined under the Investment Company Act and the Investment Advisors Act of 1940.

     Section 3.20 Environmental Matters. The Company has complied with all applicable Environmental Laws (as defined below). There is no pending or threatened civil or criminal litigation, written notice of violation, formal administrative proceeding or investigation, inquiry or information request by any Governmental Entity relating to any Environmental Law involving the Company.

     Section 3.21 Informed Decision. Seller is aware of the Company's business affairs and financial condition and has reached an informed and knowledgeable decision to sell the Shares.

     Section 3.22 Trading With the Enemy Act; Patriot Act. No sale of the Company's securities or the Company's use of the proceeds from such sale has violated the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, the Company (a) is not a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) and (b) does not engage in any dealings or transactions, or be otherwise associated, with any such person. The Company is in compliance with the Patriot Act of 2001.

     Section 3.23 Listing on the OTCBB. The Common Stock has been approved for listing on the Over -The-Counter Bulletin Board (the "OTCBB") and the Company has and continues to satisfy all of the requirements of the OTCBB for such listing and for the trading of its Common Stock thereunder.

     Section 3.24 Consummation of the Merger. Seller acknowledges that it is the intention of the Purchasers, upon completion of the transactions contemplated hereby, to cause the Company to consummate the Merger. Seller further acknowledges that, upon consummation of the Merger, it is likely that each Share will increase in value, possibly substantially. Seller has had such opportunity as it desires to ask Purchasers any questions and receive information concerning the proposed


Merger, including the risks associated therewith, and has received satisfactory answers to such questions and desires to complete the sale of the Purchased Shares contemplated under this Agreement.


                               ARTICLE 4
                       REPRESENTATIONS OF THE PURCHASERS

     The Purchasers each represent and warrant, solely as to itself, to the Seller, as follows:

     Section 4.1 Execution and Delivery. The execution, delivery and performance by the Purchaser's execution and delivery of this Agreement is within such Purchaser's powers and does not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the Purchaser.

     Section 4.2  Binding Effect.   This Agreement, when executed and
delivered by the Purchaser shall be irrevocable and will constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium and other laws of general application affecting enforcement of creditors' rights generally or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 4.3 Investment Purpose. The Purchaser represents that it is purchasing the Shares for its own account, with the intention of holding the Shares, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Shares, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act and any applicable securities laws of any state unless an exemption from registration is available under those laws. The Purchased Shares delivered to the Purchaser shall bear a restrictive legend indicating that they have not been registered under the Securities Act of 1933 and are "restricted securities" as that term is defined in Rule 144 under the Act.

     Section 4.4 Investment Representation. The Purchaser represents that it has adequate means of providing for its current needs and has no need for liquidity in this investment in the Shares. Each Purchaser represents that it is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Each Purchaser has no reason to anticipate any material change in its financial condition for the foreseeable future. Each Purchaser is financially able to bear the economic risk of this investment, including the ability to hold the Shares indefinitely or to afford a complete loss of its investment in the Shares.

     Section 4.5 Investment Experience. Each Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

     Section 4.6 Opportunity to Ask Questions. Each Purchaser has had a full and fair opportunity to make inquiries about the terms and conditions of this Agreement, to discuss the same and all related matters with its own independent counsel and its own accountants and tax advisers. Each Purchaser has been given the opportunity to ask questions of, and receive answers from Seller concerning the terms and conditions of this Agreement and to obtain such additional written information about EMLR to the extent Seller possesses such information or can acquire it without unreasonable effort or expense. Notwithstanding the foregoing, each Purchaser has had the opportunity to conduct its own independent investigation.



     Section 4.7 Negative Covenant. Each Purchaser covenants, prior to the Closing, not to vote in favor of any action, other than the Merger and all actions in connection therewith (which may or may not include dilution), which dilutes the share ownership of Seller or effect any action which materially adversely effects Seller and the Company.


                               ARTICLE 5
                        COVENANTS OF THE COMPANY

     Section 5.1 Public Company Status. The Company shall make any and all necessary filings under the Exchange Act so that it remains a reporting company under the Exchange Act and its Common Stock continues to be a publicly-traded security.

     Section 5.2 Listing of Common Stock. The Company shall, to the best of its ability, cause the Common Stock of EMLR to continue to be approved for listing on the OTCBB.

     Section 5.3 Piggy-Back Registration. If at any time from the date of this Agreement, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (a "Registration Statement"), other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act), then the Company shall send to each Purchaser a written notice of such determination and, if within fifteen (15) days after the date of such notice, either Purchasers shall so request in writing, the Company shall include in such Registration Statement all or any part of such Purchased Shares. If the Registration Statement is being filed pursuant to a written agreement obligating the Company to file same (a "Registration Agreement"), each Purchaser requesting to be included in such Registration Statement shall be entitled to receive all notices and documents sent by the Company to the parties whose securities are being registered pursuant to such Registration Agreement. In the event the Merger takes place, the Company covenants and agrees to include the Purchased Shares in that certain Registration Statement to be filed in connection with the purchase of shares of the Private Company. For a period of one (1) year from the date of this Agreement, the Purchasers will not, without the prior written consent of the Company, offer, pledge, transfer, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly the Purchased Shares.


                               ARTICLE 6
                        COVENANTS OF THE PARTIES

     The parties hereto agree that:

     Section 6.1 Public Announcements. The Seller, the Company and the Purchasers shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation and without the consent of the other parties.

     Section 6.2 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the parties shall promptly notify the other party hereto of:

     (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement;



     (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

     (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3 or Section 4 (as the case may be) or that relate to the consummation of the transactions contemplated by this Agreement.

     Section 6.3 Access to Information. Following the date of this Agreement, until consummation of all transactions contemplated hereby, the Seller and the Company shall give to the Purchasers, their counsel, financial advisers, auditors and other authorized representatives reasonable access to the offices, properties, books and records, financial and other data and information as the Purchasers and their respective representatives may reasonably request.

     Section 6.4 EMLR's Business. EMLR will not, without the prior written consent of Purchasers, (i) make any material change in the type or nature of its business, or in the nature of its operations, (ii) create or suffer to exist any debt, other than that currently shown in the SEC Reports, (iii) issue any capital stock or (iv) enter into any new agreements of any kind (other than those contemplated by this Agreement) or undertake any new obligations or liabilities.


                               ARTICLE 7
                          CONDITIONS PRECEDENT

     Section 7.1 Conditions of Obligations of the Purchasers. The obligations of the Purchasers are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by each Purchaser, solely as to itself or himself:

     (a) Representations and Warranties. Each of the representations and warranties of the Seller and the Company set forth in this Agreement shall be true and correct in all material respects as of (1) the date of this Agreement (except to the extent such representations and warranties speak as of an earlier date), (2) the date of the Merger and (3) the Closing Date, as though made on and as of all of such dates.

     (b) Compliance Certificate. The President of EMLR shall deliver to the Purchasers at the Closing a certificate certifying: (i) that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or conditions of the company since the date of this Agreement; (ii) that attached thereto is a true and complete copy of EMLR's Articles of Incorporation, as amended, as in effect at the Closing; (iii) that attached thereto is a true and complete copy of its By-laws as in effect at the Closing; and (iv) each of the representations and warranties of the Seller and the Company set forth in this Agreement are true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

     (c) Good Standing Certificate. Sellers. The Company shall have furnished the Purchasers with good standing and existence certificates for EMLR in its jurisdiction of formation and such other jurisdictions as the Purchasers reasonably request.

     (d) Certified List of Record Holders. The Purchasers shall have received a current certified list from the EMLR's transfer agent of the holders of record of EMLR's Common Stock.



     (e) Board of Directors Resolutions. The Purchasers shall have received executed resolutions of the Board of Directors of EMLR approving the Merger and the transactions contemplated herein.

     (f) Performance. The Seller and the Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing, including, but not limited to, execution, and compliance with all terms and provisions, of the Escrow Agreement.

     Section 7.2  Conditions of Obligations of the Seller.   The
obligations of the Seller to effect the sale of the Shares are subject to the following conditions, any or all of which may be waived in whole or in part by the Purchasers:

     (a) Representations and Warranties. Each of the representations and warranties of the Purchasers set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date.

     (b)  Compliance Certificate.   The authorized officer of each
Purchaser, if not an individual, and each Purchaser that is an individual, shall each deliver to the Seller at the Closing a certificate certifying each of the representations and warranties of such Purchaser set forth in this Agreement are true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

     (c)  Good Standing Certificate.   Each Purchaser, if not an
individual, shall have furnished the Seller with good standing and existence certificates for such Purchaser in its jurisdiction of incorporation.

     (d) Performance. The Purchasers shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it or him on or before the Closing, including, but not limited to, execution, and compliance with all terms and provisions of the Escrow Agreement.


                               ARTICLE 8
                              TERMINATION

     Section 8.1 Termination. This Agreement may be terminated and the purchase and sale of the Shares may be abandoned at any time prior to the Closing:

     (a)  by mutual written consent of the parties hereto;

     (b) by either the Seller or the Purchasers if the Closing shall not have occurred on or before July 31, 2004 (unless the failure to consummate the transactions by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement or regulatory delays);

     (c) by the Purchasers if (i) Seller shall have failed to comply in any material respect with any of the covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by Seller; or (ii) any representations and warranties of Seller or the Company contained in this Agreement shall not have been true when made or on and as of the Closing Date as if made on and as of Closing Date (except to the extent it relates to a particular date); or (iii) they are not satisfied with their due diligence review of the Seller and the Company; or



     (d) by Seller if (i) the Purchasers shall have failed to comply in any material respect with any of the covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by it; or (ii) any representations and warranties of the Purchasers contained in this Agreement shall not have been true when made or on and as of the Closing Date.

     Section 8.2 Effect of Failure to Consummate the Merger. The parties agree that the Shares will be deemed sold and the transactions contemplated hereby consummated upon the Closing and delivery of the Purchase Price and Shares to the Escrow Agent pursuant to the Escrow Agreement. However, the parties further acknowledge that, if the Merger and funding of Hudson Health Sciences Inc. is not consummated on or before July 31, 2004, the Escrow Agent shall be instructed, subject to the terms of the Escrow Agreement, to return the Purchase Price to the Purchasers and cause the Company to reissue the Shares sold by Seller to such Seller, rescinding the transactions contemplated hereby unless the delay is due solely to regulatory issues in which the case the closing shall be automatically extended for an additional thirty (30) days.

     Section 8.3 Effect of Termination. In the event of the termination of this Agreement pursuant to this Article 8, all further obligations of the parties under this Agreement shall forthwith be terminated without any further liability of any party to the other parties; provided, however, that nothing contained in this Section 8.3 shall relieve any party from liability for any breach of this Agreement.


                               ARTICLE 9
                             MISCELLANEOUS

     Section 9.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and either delivered personally, telecopied or sent by certified or registered mail, postage prepaid,

If to the Seller:     The Washington Trust
                      c/o J. Dean Burden, Trustee
                      Facsimile: 240-266-5659
                      5910 So. University Blvd., C-18, Box 222
                      Greenwood Village, Co.   80121

With a copy to:       Thomas Pierson, P.C.
                      1140 Highway 287, Suite 400-274
                      Broomfield, Colorado 80020
                      Facsimile: 754-224-8329
                      thomaspiersonpc@yahoo.com

If to Purchasers:     R&R Biotech Partners, LLC
                      c/o Rodman & Renshaw Holding, LLC
                      330 Madison Avenue, 27th Floor
                      New York, New York 10017
                      Attention: Tom Pinou
                      Facsimile: (212) 356-0536

                      Turquoise Partners, LLC
                      545 Madison Avenue
                      6th Floor
                      New York, New York 10022
                      Attention: Arnold P. Kling
                      Facsimile (212) 755-6660

                      Chase Financing, Inc.
                      490 West End Avenue
                      New York, NY 10024
                      Attn:  Robert Herskowitz, President
                      Facsimile: (212) 787-9268


With a copy to:       Feldman Weinstein LLP
                      420 Lexington Avenue, Suite 2620
                      New York, New York 10170
                      Attn: Joseph A. Smith, Esq.
                      Facsimile: 212-997-4242

If to the Company:    Email Real Estate.com, Inc
                      21 Wilcox Street, #C
                      Castle Rock, CO 80104
                      Attn: Dan O'Meara
                      Facsimile: 303-257-8800

With a copy to:       Charles Pearlman, Esq.
                      Adorno & Yoss
                      350 E. Las Olas Blvd. Suite 1700
                      Ft. Lauderdale, Fl. 33301
                      Facsimile: 954-766-7800

or such other address or fax number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date delivered personally or by overnight delivery service or telecopied or, if mailed, five (5) business days after the date of mailing if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     Section 9.2  Amendments; No Waivers.

     (a) Any provision of this Agreement with respect to transactions contemplated hereby may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Seller and Purchasers; or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 9.3 Fees and Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     Section 9.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Purchasers shall have the right to assign this Agreement to an affiliate of such Purchaser and no other party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, but any such transfer or assignment will not relieve the appropriate party of its obligations hereunder.

     Section 9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

     Section 9.6 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the City of New


York, Borough of Manhattan, and each of the parties hereto consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in
Section 9.1. shall be deemed effective service of process on such party. Each party hereto (including its affiliates, agents, officers, directors and employees) irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     Section 9.7 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto has received counterparts hereof signed by all of the other parties. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies under this Agreement.

     Section 9.8 Entire Agreement. This Agreement and the attached Exhibits and Schedules constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

     Section 9.9 Captions. The captions are included for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement.

     Section 9.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

     Section 9.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the its terms and that the parties shall be entitled to specific performance of the terms of this Agreement in addition to any other remedy to which they are entitled at law or in equity.

     Section 9.12  Definition and Usage.

     For purposes of this Agreement:

     "Affiliate" means, with respect to any Person, any other Person, or indirectly controlling, controlled by or under common control with such Person.



     "Environmental Law" shall mean any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including any statute, regulation, administrative decision or order pertaining to: (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; (vii) health and safety of employees and other persons; and
(viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (CERCLA).

     "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed, (b) all guaranties, endorsements and other contingent obligations, whether or not the same are or should be reflected in the Company's balance sheet or the notes thereto, except guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and (c) the present value of any lease payments under leases required to be capitalized in accordance with GAAP.

     "Material Adverse Effect" means any effect or change that is or would be materially adverse to the business, operations, assets, prospects, condition (financial or otherwise) or results of operations of the Company and any of its subsidiaries, taken as a whole.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality of the foregoing.

     "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.

     Section 9.13 Survival. The representations and warranties contained in this Agreement shall survive the Closing and delivery of the Shares only as against Seller and notwithstanding any provision to the contrary contained in this Agreement, upon and after the Closing, any claim by Purchasers for a breach of any representation or warranty of Seller or the Company contained in this Agreement may be made only against Seller and Purchasers shall have no claim against the Company for any such breach.


            (REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK)




     IN WITNESS WHEREOF, each of the following individuals has caused this Agreement to be signed, and each party that is not an individual has caused this Agreement to be duly executed under seal by its respective authorized officers, all as of the day and year first above written.

SELLER:

THE WASHINGTON TRUST




By:
    -------------------------
Name:   J. Dean Burden
Title:  Trustee


THE COMPANY:

EMAIL REAL ESTATE.COM, INC.




By:
    -------------------------
Name:   Dan O'Meara
Title:  President


PURCHASERS:

R&R BIOTECH PARTNERS, LLC




By:
    -------------------------
Name:
Title:  President


TURQUOISE PARTNERS, LLC




By:
    -------------------------
Name:   Arnold P. Kling
Title:  Managing Member


CHASE FINANCING, INC.




By:
    -------------------------
Name:   Robert Herskowitz
Title:  President




                              Schedule 1.1


SELLER:      THE WASHINGTON TRUST





                                          Portion of Purchased Shares
                                               and Purchase Price
                                          ---------------------------

PURCHASERS:  R&R BIOTECH PARTNERS, LLC               8/10
             TURQUOISE PARTNERS, LLC                 1/10
             CHASE FINANCING, INC.                   1/10





ESCROW AGENT WIRING INSTRUCTIONS

  Adorno & Yoss. P.A.
  IOTA Trust Account

  ABA 266086554
  Account No. 3200059074



  CITIBANK, FSB BR. #95
  Miami, FL 33133

  FBO: 212015.0001(eMail Real Estate.com)





                              Schedule 1.2


The "Purchased Shares" shall mean (a) 10 percent of the total outstanding shares ("Fully-Diluted Shares") of Common Stock of the Company after the Merger as if all securities convertible into Common Stock of the Company, including options and warrants, had been converted, if the Merger is consummated prior to the release of the Shares by the Escrow Agent pursuant to the Escrow Agreement, and (b) if the Merger is not consummated prior to the release of the Shares by the Escrow Agent pursuant to the Escrow Agreement (and Seller has not given timely notice of rescission to the Escrow Agent), 22,000,000 shares of Common Stock of the Company.

The "EMLR Shares" shall mean (a) 3 percent of the Fully-Diluted Shares, but not less than 3,600,000 shares of Common Stock of the Company and not more than 4,311,384 shares of Common Stock of the Company, if the Merger is consummated prior to the release of the Shares by the Escrow Agent pursuant to the Escrow Agreement, and (b) if the Merger is not consummated prior to the release of the Shares by the Escrow Agent pursuant to the Escrow Agreement and Seller has not timely notified Escrow Agent of rescission, 2,996,000 shares of Common Stock of the Company.

The "Cancelled Shares" shall mean (a) 24,996,000 shares of Common Stock of the Company minus the Purchased Shares and minus the EMLR Shares, if the Merger is consummated prior to the release of the Shares by the Escrow Agent pursuant to the Escrow Agreement, and (b) if the Merger is not consummated prior to the release of the Shares by the Escrow Agent pursuant to the Escrow Agreement, 0 shares of Common Stock of the Company.





                                EXHIBIT A


                         Disclosure Schedules

                                   of

            The Washington Trust and Email Real Estate.com., Inc.

Attached are the Disclosure Schedules of The Washington Trust ("Seller") and Email Real Estate.com, Inc., a Colorado corporation ("Company or EMLR"), referred to the Stock Purchase Agreement dated as of June 17, 2004 (the "Agreement") by and among R & R BioTech Partners, LLC, the Washington Trust and Email Real Estate.com, Inc. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

Matters reflected in these disclosure schedules are not necessarily limited to the matters required by the Agreement to be disclosed in the disclosure schedules. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature.





                        Dated as of June 17, 2004





                               Section 3.3


                             Capitalization

1. The Company currently has 100,000,000 shares of common capital stock,$.001 par value authorized of which 24,996,000 shares are issued and outstanding and 10,000,000 shares of $.01 par value Preferred
Shares, none of which are issued or outstanding.





                               Section 3.5


                          Financial Statements

EMLR's financial statements are true and correct.

The Company is a fully reporting company under Section 12(g) of the Exchange Act.





                              Section 3.10


                         Solvency;Indebtedness

(ii) The Company believes it has sufficient capital to carry on its business as now contemplated.

The only indebtedness of the Company is its obligations accruing for legal fees and costs with respect to the merger with Hudson Health Sciences, Inc.





                              Section 3.11


                               No Brokers

Seller has a verbal agreement to pay Reich Brothers a $25,000.00 finder's fee at closing. Reich Brothers has represented it is not a Broker Dealer or otherwise licensed by the Securities Exchange
Commission or other securities regulatory body.   Seller is unaware if
Reich Brothers is otherwise exempt from registration.    Active Stealth
LLC, an associate of the Seller, has signed a consulting agreement with RVH Investments, Inc. which will require the payment, upon closing, of $38,500.00. The consulting agreement payment is guaranteed by Seller.





                              Section 3.15


                     Filings, Consents and Approvals

EMLR is filing an Information Statement pursuant to Section 14(F) of the Exchange Act and SEC Rule 14F-1, notification of a change in its officers and directors pursuant to the merger with Hudson.





                              Section 3.17


               Transactions with Affiliates and Employees

At the effective time no contracts, agreements or other arrangements exist between the Company (EMLR) and any officer, director or affiliate.





                              Section 3.18


                                 Assets

The Company has no leases and no assets other than cash and the website which it built for its business and which is no longer operative.






{212015.0001/N0471632_4}
27